EXHIBIT 99.2
CONSULTING AGREEMENT
     This Agreement is entered into by and between Aastrom Biosciences, Inc., a Michigan corporation (“Company”) and R. Douglas Armstrong, Ph.D., (“Armstrong”).
     Armstrong currently serves as a Director and Chairman of the Board of Directors of Company. Prior to July 17, 2006, Armstrong was employed as Chief Executive Officer of Company, which employment was pursuant to that certain Revised Employment Agreement, dated December 27, 2005 (the “Employment Agreement”). Pursuant to Section 9.4 of the Employment Agreement, Armstrong is to cooperate generally to provide relevant historical information known to Armstrong concerning Company’s past business activities, without involving significant amounts of time (the “General Cooperation Duties”). As a Director and Chairman of the Board, Armstrong will perform normal services as a Director (the “Director Services”). This Agreement is being entered into for the purpose of Armstrong rendering additional services (the “Services”) which are in addition to the General Cooperation Services and the Director Services.
     NOW, THEREFORE the parties agree as follows:
     1. Engagement. Company hereby engages Armstrong, and Armstrong hereby accepts such engagement, upon the terms and conditions set forth herein.
     2. Services. Armstrong is engaged as a consultant to perform the Services as may be requested by Mr. George Dunbar, as Company’s Chief Executive Officer (the “CEO”), and acceptable to Armstrong. The Services shall be rendered initially for and during the ten business days from July 17 through July 28, 2006, for which Company shall pay to Armstrong the per diem fee specified on Exhibit A; and thereafter, the Services shall be rendered pursuant to such time schedules and parameters as are mutually approved by both Armstrong and the CEO. Armstrong agrees to be available to provide the Services for said initial ten business days; and thereafter, Armstrong will make good faith efforts to be reasonably available to provide the Services, subject to reasonable advanced notice, but Company acknowledges and understands that Armstrong will have other business and personal time commitments, so that the timing for the Services after July 28, 2006, will need to be coordinated to be compatible with Armstrong’s other time commitments.
     3. Reporting. Armstrong shall report regularly to the CEO as to the plans, activities, progress and status for Armstrong’s performance of the Services.
     4. Compensation. Company shall compensate Armstrong as specified on Exhibit A attached hereto.
     5. Term. The term of this Agreement shall commence on July 17, 2006, and shall continue until November 2, 2006, or until either party elects to terminate this Agreement in accordance with the provisions hereof. The term of this Agreement may be extended and renewed by mutual agreement in writing.

     6. Termination.
          a. Termination for Death or Disability. The death of Armstrong shall automatically terminate this Agreement. If Armstrong becomes disabled such that he can not reasonably perform the Services for a period of more than three weeks, Company may terminate this Agreement.
          b. Termination for Cause. The non-defaulting party shall have the right to terminate this Agreement upon the occurrence of any of the following events, and the expiration of any applicable period of cure: (a) the failure of Company to make any required payment within five (5) days after the date when payment is due; (b) the failure of Armstrong to perform the Services to the reasonable satisfaction of Company; and (c) the failure of a party to comply with any other term or condition of this Agreement, and the expiration of ten (10) days after written notice thereof, specifying the nature of such default, without cure.
          c. Survival Upon Termination. Armstrong’s obligations under Sections 7, 8, 9 and 10 hereof shall survive for a period of five years following the termination of this Agreement.
     7. Independent Contractor. The parties expressly intend and agree that Armstrong is acting as an independent contractor and not as an employee of Company. Armstrong retains sole and absolute discretion, control, and judgment in the manner and means of performing the Services, except as to the policies and procedures set forth herein. Armstrong understands and agrees that Armstrong shall not be entitled to any of the rights and privileges established for Company’s employees (if any), including but not limited to the following: retirement benefits (other than as is specified in the Employment Agreement), medical insurance coverage (other than as is specified in the Employment Agreement), life insurance coverage, disability insurance coverage, severance pay benefits (other than as is specified in the Employment Agreement), paid vacation and sick pay, overtime pay, or any of them. Armstrong understands and agrees that Company will not pay or withhold from the compensation paid to Armstrong pursuant to this Agreement any sums customarily paid or withheld for or on behalf of employees for income tax, unemployment insurance, social security, worker’s compensation or any other withholding tax, insurance, or payment pursuant to any law or governmental requirement, and all such payments as may be required by law are the sole responsibility of Armstrong. Armstrong agrees to hold Company harmless against and indemnify Company for any of such payments of liabilities for which Company may become liable with respect to such matters. Armstrong shall not have authority to make any commitments to third parties which are binding on Company. Company shall have no responsibility for any of Armstrong’s debts, liabilities or other obligations, or for any wrongful, reckless or negligent acts or omissions of Armstrong.
     8. Confidentiality.
          a. Acknowledgment of Proprietary Interest. Armstrong recognizes the proprietary interest of Company in any Trade Secrets of Company. As used herein, the term “Trade Secrets” includes all of Company’s confidential or proprietary information, including without limitation any confidential information of Company encompassed in any software specifications, software designs, business plans, reports, investigations, experiments, research or developmental work, experimental work, work in progress, drawings, designs, plans, proposals, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, and all concepts or ideas, materials or information related to the business, products or sales of the Company or the Company’s customers which has not previously been released to the public at large by duly authorized representatives of the Company, whether or not such information would be enforceable as a trade secret or the copying of which would be enjoined or restrained by a court as constituting unfair competition. Armstrong acknowledges and agrees that any and all Trade Secrets of Company, learned by Armstrong during the course of the engagement by Company or otherwise, whether developed by Armstrong alone or in conjunction with others or otherwise, shall be and is the property of Company.
          b. Exclusions. Notwithstanding anything to the contrary set forth herein, “Trade Secrets” shall not include, and nothing in this Agreement shall in any way restrict the right of Armstrong to use, disclose or otherwise deal with, any information which (i) shall be generally available to the public on the effective date of this Agreement or thereafter and shall become so available through no wrongful act of Armstrong; or (ii) shall have been acquired by Armstrong from any person entitled to make disclosure to Armstrong other than the Company.
          c. Covenant Not to Divulge Trade Secrets. Armstrong acknowledges and agrees that Company is entitled to prevent the disclosure of Trade Secrets of Company. As a portion of the consideration for the appointment of Armstrong and for the compensation being paid to Armstrong by Company, Armstrong agrees at all times during the term of the engagement with Company and thereafter to hold in strictest confidence, and not to disclose or allow to be disclosed to any person, firm, or corporation, other than to persons engaged by Company to further the business of Company, and not to use except in the pursuit of the business of Company, Trade Secrets of Company, without the prior written consent of Company, including Trade Secrets developed by Armstrong.
          d. Return of Materials at Termination. In the event of any termination of Armstrong’s appointment, with or without cause, Armstrong will promptly deliver to Company all materials, property, documents, data, and other information belonging to Company or pertaining to Trade Secrets. Armstrong shall not take any materials, property, documents or other information, or any reproduction or excerpt thereof, belonging to Company or containing or pertaining to any Trade Secrets.
          e. Remedies Upon Breach. In the event of any breach of this Agreement by Armstrong, Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin Armstrong from violating any of the terms of this Agreement, to enforce the specific performance by Armstrong of any of the terms of this Agreement, and to obtain damages, or any of them, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as Company may elect to invoke. The failure of Company to promptly institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach hereof.
     9. Ownership of Work Product. Inventions, patents, discoveries, copyrights, software, source codes, reports and ideas first made, conceived or reduced to practice by Armstrong, alone or with others, which result from, or are first conceived or reduced to practice in the course of, the Services provided by Armstrong to the Company hereunder, or which are funded by the Company or result from the use of Company’s Trade Secrets or resources are the sole property of the Company and shall be treated as “the Company Inventions.” Any copyrightable work so resulting from Armstrong’s work hereunder shall be treated as a “work for hire” and as part of the Company Inventions. Armstrong agrees to assign and hereby assigns to the Company, its successors or assigns, all of Armstrong’s right, title and interest in and to the Company Inventions and any copyrights, patent application or letters patent thereon. Armstrong agrees to reasonably cooperate with the Company, at the Company’s expense, to effect such ownership rights. Armstrong hereby irrevocable appoints the Company and its officers as his agent and attorney-in-fact to execute and file any copyrights, patent applications and related documents pertaining to the Company Inventions if he is deemed to be an “inventor” or “author” of an invention or copyrightable work.
     10. General Provisions.
          a. Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the State of Michigan.
          b. Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by both parties.
          c. Successors and Assigns. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Armstrong shall not be entitled to assign any of Armstrong’s rights or obligations under this Agreement.
          d. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the appointment of Armstrong as a consultant. Nothing in this Agreement changes the terms of the Employment Agreement, or any other existing agreements between Company and Armstrong.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of July 17, 2006.

COMPANY:

Aastrom Biosciences, Inc.

By:	/s/ Gerald D. Brennan, Jr.

CONSULTANT:
/s/ R. Douglas Armstrong

R. Douglas Armstrong, Ph.D.

EXHIBIT A
COMPENSATION
1.	Retainer Fee: $5,000 payable by July 20, August 15, September 15, and October 17, 2006, for an aggregate retainer of $20,000.
2.	Per Diem Fee: $2,000 per day when Armstrong is rendering the Services. Armstrong shall submit an invoice to Company, approximately every two weeks, listing in general the Services rendered and the days devoted for rendering the Services, and the aggregate of the per diem fee payable for the Services. Subject to Company’s review and approval, Company shall pay such invoiced fees within two weeks after receipt of the invoice.
3.	Reimbursement of Business Expenses: Company shall reimburse reasonable business expenses of Armstrong incurred to perform the Services (such as, by way of example, travel expenses) in accordance with Company’s customary policies and practices for reimbursing business expenses, subject to any limits or parameters as may be specified by the CEO.

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